Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V71440-P29064 BAKKT HOLDINGS, INC. 2025 Annual Meeting Vote by June 9, 2025 11:59 PM ET BAKKT HOLDINGS, INC. 10000 AVALON BOULEVARD, SUITE 1000 ALPHARETTA, GEORGIA 30009 Vote Virtually at the Meeting* June 10, 2025 10:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/BKKT2025 You invested in BAKKT HOLDINGS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 10, 2025. Get informed before you vote View the Notice and Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 27, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V71441-P29064 1. Election of Class I Directors For Nominees: 01) Michelle J. Goldberg 02) Akshay Naheta 03) Jill Simeone 2. To approve an amendment to the Company’s 2021 Omnibus Incentive Plan. For 3. To approve an amendment of the Company’s Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law. For 4. To approve an amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock. For 5. To approve, on a non-binding advisory basis, of the compensation of our named executive officers. For 6. To approve, on a non-binding advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers. 1 Year NOTE: Such other business as may properly come before the meeting or any adjournment thereof.